Exhibit 23.4

Stone & Webster Management Consultants, Inc 8310 South Valley Highway, Suite #250 Englewood, CO 80112-5806 Phone: 303-741-7900 Fax: 303-741-7599

April 5, 2004

Midwest Generation, LLC
Midwest Finance Corp.
One Financial Place
440 South LaSalle Street, Suite 3500
Chicago, Illinois 60605

Credit Suisse First Boston LLC
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
Lehman Brothers Inc.,
c/o Credit Suisse First Boston LLC,
Eleven Madison Avenue,
New York, N.Y. 10010-3629

Ladies and Gentlemen:

We refer to the Preliminary Offering Circular to be dated on or about April 5, 2004 (the “Preliminary Offering Circular”) and the Final Offering Circular (the “Final Offering Circular”) of Midwest Generation, LLC and Midwest Finance Corp. (together, the “Issuers”) in connection with the offer and sale of their Second-Priority Senior Secured Notes due 2034 (the “Notes”) in reliance upon Rule 144A and Regulation S under the U.S. Securities Act of 1933, as amended (the “Act”). We further refer to (i) an Exchange Offer Registration Statement (the “Exchange Offer Registration Statement”) that may be filed with the Securities and Exchange Commission (the “SEC”) relating to the Issuers’ proposed exchange of the Notes for new Second-Priority Senior Secured Notes due 2034 (having terms substantially identical to the Notes) that are registered pursuant to the Act (the “Exchange Notes”) and (ii) a Shelf Registration Statement (the “Shelf Registration Statement,” and together with the Preliminary Offering Circular, the Final Offering Circular and the Exchange Offer Registration Statement, each a “Disclosure Document” and collectively the “Disclosure Documents”) in the event the Issuers are required to file with the SEC a Shelf Registration Statement covering the sale of certain of the Notes, in the case of each of clause (i) and (ii) above, in accordance with the registration rights agreement described in the Preliminary Offering Circular.

We hereby consent to the use of our report entitled “Midwest Generation Assets”, dated March 16, 2004 (the “Report”), or portions thereof, in the Disclosure Documents, including any amendments thereto. We also consent to the use, and confirm the accuracy of, the references to us and the text describing our role and summarizing the conclusions of our Report set forth in the Disclosure Documents, including any amendments thereto. We also consent to (i) the use of our Report, or portions thereof, and (ii) the use, and confirm the accuracy of, the references to us and the text describing our role and summarizing the conclusions of our Report set forth in the one or more Current Reports on Form 8-K of Midwest Generation, LLC to be furnished to or filed with the SEC.

Since the date of the Report, we confirm that to the best of our knowledge no event affecting the Report, or the matters referred to therein has occurred which (i) make untrue or incorrect in any material respect, as of the date hereof, any information or statement contained in the Report or any summary or portion thereof contained in the Preliminary Offering Circular or (ii) is not reflected in the Preliminary Offering Circular but should be reflected therein in order to make the statements and information contained in the Report or in the Preliminary Offering Circular relating to the matters referred to in the Report, in light of the circumstances under which they were made, not misleading in any material, respect.

We hereby confirm that we were not employed on a contingent basis for the purpose of preparing our Report. We also confirm that at the time of preparation of our Report, and at all times through the later of the effectiveness of the Exchange Offer Registration Statement and the effectiveness of the Shelf Registration Statement, (i) we did not have, nor are we to receive in connection with the offering of Notes or Exchange Notes, a substantial interest, direct or indirect, in Midwest Generation, LLC or any of its parents or subsidiaries, and (ii) we were not connected with Midwest Generation, LLC or any of its parents or subsidiaries as a promoter, managing underwriter, principal underwriter, voting trustee, director, officer or employee. If, at any time after signing this letter and prior to the later of the effectiveness of the Exchange Offer Registration Statement and the effectiveness of the Shelf Registration Statement, any change occurs which would render the statements in this paragraph inaccurate, misleading or incomplete in any respect, we will advise Midwest Generation, LLC of such changes and the details thereof.

Stone & Webster Management Consultants, Inc.

By:	/s/ Edwin Kowalski
	Name:	Edwin Kowalski
	Title:	Assistant Vice President